Exhibit 4.3
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.
No. 1    CUSIP No.: 88947E AX8
5.600% Senior Notes due 2035
TOLL BROTHERS FINANCE CORP.
a Delaware corporation
promises to pay to CEDE & CO.
or registered assigns the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on June 15, 2035.
5.600% Senior Notes due 2035
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1
Authenticated: June 10, 2025

TOLL BROTHERS FINANCE CORP.

By
Name:	Martin P. Connor
Title:	Senior Vice President and
Chief Financial Officer

By
Name:	Gregg L. Ziegler
Title:	Senior Vice President and Treasurer
[Signature Page to Global Note]

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.
By:_________________________________
Authorized Signatory
Dated: June 10, 2025
[Signature Page to Global Note]

TOLL BROTHERS FINANCE CORP.
5.600% SENIOR NOTES DUE 2035
1.    Interest.
TOLL BROTHERS FINANCE CORP. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on June 15 and December 15 of each year, commencing on December 15, 2025, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from June 10, 2025, provided that, if there is no existing Default in the payment of interest and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment.
The Issuer will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer) to the Persons who are registered Holders of Securities at the close of business on June 1 or December 1, as the case may be, preceding such interest payment date (capitalized terms not defined herein have the meanings given to those terms in the Indenture or the Authorizing Resolution pertaining to the Securities of the Series of which this Security is a part, as applicable). Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
3.    Paying Agent and Registrar.
Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Toll Brothers, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.
4.    Indenture.
The Issuer issued the Securities under an Indenture dated as of February 7, 2012 (the “Indenture”), among the Issuer, the Company, the other Guarantors and the Trustee. The terms of the Securities and the Guarantee include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the Indenture. The Securities and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Toll Brothers Finance Corp., c/o Toll Brothers, Inc., 1140 Virginia Drive, Fort Washington, Pennsylvania 19034, Attention: Chief Financial Officer.
5.    Optional Redemption.
Prior to the Par Call Date, the Issuer may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities are scheduled to mature on the Par Call Date) on a semi-annual basis (assuming, for this purpose, that a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and
•100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On and after the Par Call Date, the Issuer may, at its option, redeem the Securities in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
Notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In the event that the relevant conditions precedent are not satisfied (or waived by the Issuer) as of the date specified for redemption in any such notice of redemption (or amendment thereto), the Issuer may, in its discretion, rescind such notice or amend it on one or more occasions to specify another redemption date until the satisfaction (or waiver by the Issuer) of any such conditions precedent, unless such notice is earlier rescinded by the Issuer as described above.
The Issuer’s actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed, and will otherwise be provided in accordance with Section 3.03 of the Indenture.
In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any

Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC, the redemption of the Securities shall be done in accordance with the policies and procedures of DTC.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.
6.    Denominations, Transfer, Exchange.
The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.
7.    Persons Deemed Owners.
The registered Holder of this Security shall be treated as the owner of it for all purposes.
8.    Unclaimed Money.
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.
9.    Amendment, Supplement, Waiver.
Subject to certain exceptions, the Indenture, the Guarantee or the Securities may be amended or supplemented by the Issuer with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Issuer may amend or supplement the Indenture, the Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency (provided such action does not adversely affect the rights of the Holders), to evidence the succession of another Person to the Issuer or any Guarantor, to add covenants of the Issuer or of the Guarantors under Article Four of the Indenture for the benefit of the Holders or to surrender rights or powers conferred upon the Issuer or the Guarantors by the Indenture, to add Events of Default for the benefit of the Holders, to change or eliminate any provisions of the Indenture (provided such change or elimination shall become effective only when none of the Securities are outstanding), to add Guarantors, to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee, to close the Indenture as to authentication and delivery of additional Securities, to supplement Indenture provisions to permit or facilitate defeasance and discharge of the Securities (provided such action does not adversely affect the rights of the Holders), to provide that specific Indenture provisions shall not apply to an unissued Series of Securities, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor, other than the Company, which, in accordance with the terms of the Indenture, ceases to be liable in respect of the Guarantee, or to make any other change (provided such action does not adversely affect the rights of any Holder).
10.    Trustee Dealings with the Company.
The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
11.    Discharge of Indenture.
The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.
12.    No Recourse against Others.
A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
13.    Authentication.
This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.
14.    Governing Law.
This Security shall be governed by and construed in accordance with the laws of the State of New York.
15.    Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=

joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
ASSIGNMENT FORM
If you, the Holder, want to assign this Security, fill in the form below:
I or we assign and transfer this Security to
______________________________________________________________________
(Insert assignee’s social security or tax ID number)
______________________________________________________________________
______________________________________________________________________
(Print or type assignee’s name, address, and zip code)
and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.
Date:_______________    Your signature: (Sign exactly as your name appears on the
other side of this Security)
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

GUARANTEE
The Guarantors listed on Schedule I attached hereto (the “Guarantors”) have unconditionally guaranteed, jointly and severally on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each Holder of a Security by accepting a Security agrees that any Guarantor other than Toll Brothers, Inc. shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by manual or electronic signature of one of its authorized officers.

TOLL BROTHERS, INC.

By:
Name:	Gregg L. Ziegler
Title:	Senior Vice President and Treasurer

THE GUARANTORS LISTED ON SCHEDULE I, ATTACHED HERETO

By:
Name:	Gregg L. Ziegler
Title:	Authorized Signatory

Attest:
Name:	Martin P. Connor
Title:	Senior Vice President and Assistant Secretary
[Signature Page to Global Note Guarantee]

SCHEDULE I
The Guarantors

Dominion III Corp.	Toll NV GP Corp.
ESE Consultants, Inc.	Toll Realty Holdings Corp. I
First Brandywine Investment Corp. IV	Toll Realty Holdings Corp. II
First Huntingdon Finance Corp.	Toll Southeast LP Company, Inc.
HQZ Acquisitions, Inc.	Toll Southeast Inc.
PRD Investors, Inc.	Toll SW Holding I Corp.
Shapell Homes, Inc.	Toll VA GP Corp.
Shapell Industries, Inc.	Toll West Inc.
TB Proprietary Corp.	Toll WV GP Corp.
The Silverman Building Companies, Inc.	Upper K Investors, Inc.
Toll Architecture I, P.A.	Ashford Land Company, L.P.
Toll Architecture, Inc.	Audubon Ridge, L.P.
Toll Bros. of Arizona, Inc.	Belmont Land, L.P.
Toll Bros. of North Carolina, Inc.	Binks Estates Limited Partnership
Toll Bros. of North Carolina II, Inc.	Broad Run Associates, L.P.
Toll Bros., Inc.	Byers Commercial LP
Toll Brothers, Inc.	CC Estates Limited Partnership
Toll Brothers AZ Construction Company	Coleman-Toll Limited Partnership
Toll Brothers Canada USA, Inc.	Dominion Country Club, L.P.
Toll Brothers Real Estate, Inc.	Estates at Princeton Junction, L.P.
Toll CA Holdings, Inc.	Fairfax Investment, L.P.
Toll Golden Corp.	First Brandywine Partners, L.P.
Toll Corp.	Hoboken Land LP
Toll Holdings, Inc.	Hockessin Chase, L.P.
Toll MI VII Corp.	Laurel Creek, L.P.
Toll Mid-Atlantic V Corp.	Loudoun Valley Associates, L.P.
Toll Mid-Atlantic LP Company, Inc.	NC Country Club Estates Limited Partnership
Toll NJX-I Corp.	Porter Ranch Development Co.
Toll Northeast Building Inc.	Sorrento at Dublin Ranch I LP
Toll Northeast V Corp.	Sorrento at Dublin Ranch III LP
Toll Northeast LP Company, Inc.	South Riding, L.P.
Toll Northeast Services, Inc.	Southport Landing Limited Partnership
Stone Mill Estates, L.P.	Toll FL III Limited Partnership

Swedesford Chase, L.P.	Toll FL IV Limited Partnership
TBI/Palm Beach Limited Partnership	Toll FL V Limited Partnership
The Bird Estate Limited Partnership	Toll FL VI Limited Partnership
Toll at Brier Creek Limited Partnership	Toll FL VII Limited Partnership
Toll at Westlake, L.P.	Toll FL VIII Limited Partnership
Toll at Whippoorwill, L.P.	Toll FL X Limited Partnership
Toll Brooklyn L.P.	Toll FL XII Limited Partnership
Toll Brothers AZ Limited Partnership	Toll FL XIII Limited Partnership
Toll CA, L.P.	Toll GA LP
Toll CA II, L.P.	Toll Grove LP
Toll CA III, L.P.	Toll Hudson LP
Toll CA IV, L.P.	Toll IL HWCC, L.P.
Toll CA V, L.P.	Toll IL, L.P.
Toll CA VI, L.P.	Toll IL II, L.P.
Toll CA VII, L.P.	Toll IL III, L.P.
Toll CA VIII, L.P.	Toll IL IV, L.P.
Toll CA IX, L.P.	Toll IL WSB, L.P.
Toll CA X, L.P.	Toll Jacksonville Limited Partnership
Toll CA XI, L.P.	Toll Land IV Limited Partnership
Toll CA XII, L.P.	Toll Land V Limited Partnership
Toll CA XIX, L.P.	Toll Land VI Limited Partnership
Toll CA XX, L.P.	Toll Land X Limited Partnership
Toll CO, L.P.	Toll Land XI Limited Partnership
Toll CO II, L.P.	Toll Land XV Limited Partnership
Toll CO III, L.P.	Toll Land XVI Limited Partnership
Toll CT Limited Partnership	Toll Land XVIII Limited Partnership
Toll CT II Limited Partnership	Toll Land XIX Limited Partnership
Toll CT III Limited Partnership	Toll Land XX Limited Partnership
Toll CT IV Limited Partnership	Toll Land XXII Limited Partnership
Toll DE LP	Toll Land XXIII Limited Partnership
Toll DE II LP	Toll Land XXV Limited Partnership
Toll Estero Limited Partnership	Toll MA Land Limited Partnership
Toll FL Limited Partnership	Toll MA Land III Limited Partnership
Toll FL II Limited Partnership	Toll MD AF Limited Partnership
Toll MD Limited Partnership	Toll NY V L.P.
Toll MD II Limited Partnership	Toll Orlando Limited Partnership

Toll MD III Limited Partnership	Toll PA Development LP
Toll MD IV Limited Partnership	Toll PA Management LP
Toll MD V Limited Partnership	Toll PA, L.P.
Toll MD VI Limited Partnership	Toll PA II, L.P.
Toll MD VII Limited Partnership	Toll PA III, L.P.
Toll MD VIII Limited Partnership	Toll PA IV, L.P.
Toll MD X Limited Partnership	Toll PA VI, L.P.
Toll MD XI Limited Partnership	Toll PA VIII, L.P.
Toll MI Limited Partnership	Toll PA IX, L.P.
Toll MI II Limited Partnership	Toll PA X, L.P.
Toll MI III Limited Partnership	Toll PA XI, L.P.
Toll MI IV Limited Partnership	Toll PA XII, L.P.
Toll MI V Limited Partnership	Toll PA XIII, L.P.
Toll MI VI Limited Partnership	Toll PA XIV, L.P.
Toll MN, L.P.	Toll PA XV, L.P.
Toll MN II, L.P.	Toll PA XVI, L.P.
Toll Naval Associates	Toll PA XVII, L.P.
Toll NC, L.P.	Toll PA XVIII, L.P.
Toll NC II LP	Toll PA XIX, L.P.
Toll NC III LP	Toll Realty Holdings LP
Toll NJ, L.P.	Toll RI, L.P.
Toll NJ II, L.P.	Toll RI II, L.P.
Toll NJ III, L.P.	Toll SC, L.P.
Toll NJ IV, L.P.	Toll SC II, L.P.
Toll NJ VI, L.P.	Toll SC III, L.P.
Toll NJ VII, L.P.	Toll SC IV, L.P.
Toll NJ VIII, L.P.	Toll Stonebrae LP
Toll NJ XI, L.P.	Toll VA, L.P.
Toll NJ XII LP	Toll VA II, L.P.
Toll NV Limited Partnership	Toll VA III, L.P.
Toll NY L.P.	Toll VA IV, L.P.
Toll NY III L.P.	Toll VA V, L.P.
Toll NY IV L.P.	Toll VA VI, L.P.
Toll VA VII, L.P.	Liseter Land Company LLC
Toll VA VIII, L.P.	Liseter, LLC
Toll WV LP	LL Parcel E, LLC

Toll YL II, L.P.	Long Meadows TBI, LLC
Toll-Dublin, L.P.	Mizner Realty, L.L.C.
89 Park Avenue LLC	Morgan Street JV LLC
126-142 Morgan Street Urban Renewal LLC	Naples TBI Realty, LLC
1400 Hudson LLC	Orlando TBI Realty LLC
1451 Hudson LLC	Placentia Development Company, LLC
1450 Washington LLC	Plum Canyon Master LLC
1500 Garden St. LLC	PRD Investors, LLC
352 Marin LLC	PT Maxwell Holdings, LLC
700 Grove Street Urban Renewal LLC	PT Maxwell, L.L.C.
Arbor Hills Development LLC	Rancho Costera LLC
Arbors Porter Ranch, LLC	Regency at Denville, LLC
Belmont Country Club I LLC	Regency at Dominion Valley LLC
Belmont Country Club II LLC	Regency at Washington I LLC
Block 255 LLC	Regency at Washington II LLC
Block 268 LLC	Shapell Hold Properties No. 1, LLC
Brier Creek Country Club I LLC	Shapell Land Company, LLC
Brier Creek Country Club II LLC	SRLP II LLC
Byers Commercial LLC	Tampa TBI Realty LLC
Component Systems I LLC	TB Kent Partners LLC
Component Systems II LLC	TB Realty Idaho LLC
CWG Construction Company LLC	TB Realty Las Vegas LLC
Dominion Valley Country Club I LLC	TB Realty North Carolina LLC
Dominion Valley Country Club II LLC	TB Realty Reno LLC
Enclave at Long Valley I LLC	TB Realty Utah LLC
Enclave at Long Valley II LLC	The Regency Golf Club I LLC
Frenchman’s Reserve Realty, LLC	The Regency Golf Club II LLC
Goshen Road Land Company LLC	Toll Aster CA LLC
Hatboro Road Associates LLC	Toll Austin TX LLC
Hoboken Cove LLC	Toll Austin TX II LLC
Hoboken Land I LLC	Toll Austin TX III LLC
Jacksonville TBI Realty LLC	Toll BBC LLC
Toll BBC II LLC	Toll MD I, L.L.C.
Toll CA I LLC	Toll MD II LLC
Toll CA III LLC	Toll MD III LLC
Toll CA Note II LLC	Toll MD IV LLC

Toll CO I LLC	Toll Mid-Atlantic II LLC
Toll Corners LLC	Toll Midwest LLC
Toll Dallas TX LLC	Toll Moonlite LLC
Toll EB, LLC	Toll Morgan Street LLC
Toll Equipment, L.L.C.	Toll NC I LLC
Toll Etiwanda LLC	Toll NC IV LLC
Toll FL I, LLC	Toll NC Note LLC
Toll FL IV LLC	Toll NC Note II LLC
Toll FL V LLC	Toll NJ I, L.L.C.
Toll Glastonbury LLC	Toll NJ II, L.L.C.
Toll Hamilton LLC	Toll NJ III, LLC
Toll Henderson LLC	Toll NJ IV LLC
Toll Hilardes LLC	Toll Northeast II LLC
Toll Hoboken LLC	Toll Northeast VIII LLC
Toll Houston Land LLC	Toll NY II LLC
Toll Houston TX LLC	Toll North LV LLC
Toll ID I LLC	Toll North Reno LLC
Toll IN LLC	Toll NV GP I LLC
Toll Jupiter LLC	Toll NV Holdings LLC
Toll Land VII LLC	Toll PA Twin Lakes LLC
Toll Lexington LLC	Toll Prasada LLC
Toll MA Development LLC	Toll San Antonio TX LLC
Toll MA Holdings LLC	Toll South LV LLC
Toll MA Land II GP LLC	Toll South Reno LLC
Toll MA Management LLC	Toll Southeast II LLC
Toll Manorhaven LLC	Toll Southwest LLC
Toll MA I LLC	Toll Southwest II LLC
Toll MA II LLC	Toll Sparks LLC
Toll MA III LLC	Toll SW Holding LLC
Toll MA IV LLC	Toll TX Note LLC
Toll Matawan LLC	Toll VA III, L.L.C.
Toll Van Wyck, LLC
Toll Vanderbilt II LLC
Toll-Dublin, LLC
Toll West Coast LLC
Toll West Coast II LLC

Upper K Investors, LLC
Upper K-Shapell, LLC
Vanderbilt Capital, LLC